                                                                    Exhibit 5(d)


                                     FORM OF
                                   SCHEDULE B
                           TO INVESTMENT ADVISORY AND
                            ADMINISTRATION AGREEMENT
                          FOR SCHWAB ANNUITY PORTFOLIOS
                               AMENDED MAY 1, 1997



                  THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN
                  ARREARS:




FUND                                                          FEE
----                                                          ---

Schwab Money Market Portfolio                                 Forty-six one-hundredths of one percent (0.46%) of the Fund's average daily net assets not in excess of $1 billion,
                                                              forty-five one-hundredths of one percent (0.45%) of such net assets over $1 billion and not in excess of $3 billion, forty one-hundredths of one percent (0.40%) of such net assets over
                                                              $3 billion but not in excess of $10 billion, thirty-seven
                                                              one-hundredths of one percent (.37%) of such net assets over
                                                              $10 billion but not in excess of $20 billion and thirty-four one-hundredths of one percent (.34%) of such net assets over
                                                              $20 billion.


Schwab Asset Director -- High Growth Portfolio                Seventy-four one-hundredths of one percent (0.74%) of the
                                                              Fund's average daily net assets not in excess of $1 billion, sixty-nine one-hundredths of one percent (0.69%) of such net assets over $1 billion and not in excess of $2 billion and sixty-four one-hundredths of one percent (0.64%) of such net assets over $2 billion.

                                                                    Exhibit 5(d)


Fund                                                          Fee
----                                                          ---

Schwab S&P 500 Portfolio                                      Thirty-six one-hundredths of one percent (0.36%) of the Fund's average daily net assets not in excess of $1 billion,
                                                              thirty-three one-hundredths of one percent (0.33%) of such net assets over $1 billion and not in excess of $2 billion and thirty-one one-hundredths of one percent (0.31%) of such net assets over $2 billion.


                            SCHWAB ANNUITY PORTFOLIOS


                             By:
                                     -------------------------------
                             Name:   Timothy F. McCarthy
                             Title:  President and Trustee




                                     CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.


                             By:
                                     -------------------------------
                             Name:   William J. Klipp
                             Title:  President and Chief Investment Officer


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